Exhibit 4.1

                       INTELLIGENT ELECTRONICS, INC.
                       1995 LONG-TERM INCENTIVE PLAN
                       -----------------------------

          SECTION 1. Purpose; Definitions. The purpose of the Intelligent Electronics, Inc. 1995 Long-Term Incentive Plan (the "Plan") is to offer certain employees and directors of Intelligent Electronics, Inc., a Pennsylvania corporation (the "Corporation") and its subsidiaries, equity interests in the Corporation, options to acquire equity interests in the Corporation, and other performance-based incentive awards, thereby attracting, retaining and motivating such persons, and strengthening the mutuality of interests between such persons and the Corporation's shareholders.

          For purposes of the Plan, the following initially capitalized words and phrases shall be defined as set forth below, unless the context clearly requires a different meaning:

               (a) "Affiliate" means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.

               (b) "Board" means the Board of Directors of the Corporation, as constituted from time to time.

               (c) "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty.

               (d) "Change of Control" means (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (i) the Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (ii) approval by shareholders of the Corporation of (A) a merger, reorganization or consolidation involving the Corporation if the shareholders of the Corporation immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) (or such other percentage ranging from fifty percent (50%) to and including seventy-five percent (75%), that the Committee may, in its discretion, specify from time to time in general or with respect to any particular merger, reorganization or consolidation) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation) or (B) (1) a complete liquidation or dissolution of the Corporation or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation; or (3) acceptance by shareholders of the Corporation of shares in a share exchange if the shareholders of the Corporation immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) (or such other percentage ranging from fifty percent (50%) to and including seventy-five percent (75%), that the Committee may, in its discretion, specify from time to time in general or with respect to any particular share exchange) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (1) a corporation which immediately prior to such acquisition is owned directly or indirectly by the shareholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition or (2) any or all of Richard D. Sanford, Sprint Investments, S.A., TDH II Limited or Financo Investors Fund, L.P.

               (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

               (f) "Committee" means the Committee referred to in Section 2 hereof.

               (g) "Disability" means permanent and total disability, as determined under the Corporation's long-term disability program, except that Disability of an optionee with respect to an Incentive Stock Option shall occur if the optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

               (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, in its sole discretion, determine from time to time whether the rules and regulations under Section 162(m) of the Code shall apply for purposes of determining which individuals are "Disinterested Persons" following the Annual Meeting of Shareholders of the Corporation to be held in 1996.

               (i) "Fair Market Value" means, as of any date: (1) the closing price of the Stock as reported on the principal nationally recognized stock exchange on which the Stock is traded on such date, or if no Stock prices are reported on such date, the closing price of the Stock on the next preceding date on which there were reported Stock prices; or (2) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Stock as reported by The Nasdaq Stock Market on such date, or if no Stock prices are reported on such date, the closing price of the Stock on the next preceding date on which there were reported Stock prices; or (3) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, then the "Market Price" shall be determined by the Board acting in its discretion, in accordance with the standards set forth in Treasury Regulation Section 1.421-4(d)(7).

               (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
Section 422 of the Code.

               (k) "Long-Term Performance Award" or "Long-Term Award" means an award made pursuant to Section 8 hereof that is payable in cash and/or Stock (including Restricted Stock, Performance Shares and Performance Units) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance over a period of at least two years, in each case as determined by the Committee and as set forth in the grant letter.

               (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

               (m) "Participant" means an employee or director of the Corporation or a Subsidiary to whom an award is granted pursuant to the Plan.

               (n)  "Performance Share" means an award made pursuant to
Section 9 hereof of the right to receive Stock at the end of a specified performance period.

               (o)  "Performance Unit" means an award made pursuant to
Section 10 hereof of the right to receive cash at the end of a specified performance period.

               (p) "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 hereof.

               (q) "Retirement" means termination of the employment of a Participant with the Corporation, an Affiliate or a Subsidiary other than a termination effected at the direction of the Corporation (whether or not the Corporation effects such termination for Cause). With respect to a director who is not also an employee of the Corporation, Retirement shall occur at such time as the individual ceases to be a director.

               (r) "Rules" means Section 16 of the Exchange Act and the regulations promulgated thereunder.

               (s) "Securities Broker" means a registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(m) hereof.

               (t) "Stock" means the common stock, $.01 par value per share, of the Corporation, subject to substitution or adjustment as provided in
Section 3(d) hereof.

               (u) "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 hereof, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for cash and/or shares of stock in an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof) and
(ii) the aggregate exercise price of such Stock Option (or such portion thereof).

               (v) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

               (w) "Subsidiary" means, in respect of the Corporation, a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

          SECTION 2. Administration. The Plan shall be administered by a Committee of not less than two members of the Board who are each Disinterested Persons and who shall be appointed by, and serve at the pleasure of, the Board.

          The Committee shall have full authority to grant to eligible persons under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights,
(iii) Restricted Stock, (iv) Long-Term Performance Awards, (v) Performance Shares and/or (vi) Performance Units. In particular, the Committee shall have the authority:

               (a) to select the persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Long-Term Performance Awards, Performance Shares and Performance Units may from time to time be granted hereunder;

               (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Long-Term Performance Awards, Performance Shares and Performance Units, or any combination thereof, are to be granted hereunder;

               (c) to determine the number of shares of Stock, if any, to be covered by each such award granted hereunder;

               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, the share price and any restriction or limitation, any vesting provisions, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, or the length of the period following termination of employment of any Participant during which any Stock Option or Stock Appreciation Right may be exercised (which, in the case of an Incentive Stock Option, shall be no longer than one year in the case of the termination of employment of a Participant by reason of death or Disability, or three months in the case of the termination of employment of a Participant for any reason other than death or Disability), based on such factors as the Committee shall determine, in its sole discretion;

               (e) to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under
Section 5(l);

               (f) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(m); and

               (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under the Plan may be deferred either automatically or at the election of the Participant.

          The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); to amend the terms of any agreement relating to any award issued under the Plan; and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award granted in the manner and to the extent it shall deem necessary to carry out the intent of the Plan.

          All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants. No member of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any award made under the Plan.

          SECTION 3.     Stock Subject to the Plan.

               (a) Stock Subject to the Plan. The stock to be subject or related to awards under the Plan shall be shares of Stock and may be either authorized and unissued shares of Stock or shares of Stock held in the treasury of the Corporation. The maximum number of shares of Stock that may be the subject of awards under the Plan is Five Million (5,000,000) and the Corporation shall reserve for the purposes of the Plan, out of its authorized and unissued shares of Stock or out of shares of Stock held in its treasury, or partly out of each, such number of shares.

          Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, awards for more than an aggregate of 30% of the shares of Stock authorized for grant under the Plan.

               (b) Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available under the Plan at any time during which the Plan is in effect, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3 the maximum number of shares of Stock subject to issuance upon exercise of Options or other stock based awards made under the Plan.

               (c) Effect of the Expiration or Termination of Awards. If and to the extent that an award made under the Plan expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the shares of Stock associated with the expired, terminated, canceled or forfeited portion of the award shall again become available for award under the Plan. Notwithstanding anything contained herein, the number of shares of Stock available for awards at any time under the Plan shall be reduced to such lesser number as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future awards. In addition, during the period that any award remains outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Stock attributable to such awards for purposes of calculating the maximum number of shares available for the granting of future awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future awards.

               (d) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number, type and issuer of the securities reserved for issuance under the Plan, in the number and option price of securities subject to outstanding Options granted under the Plan and in the number and price of securities to other awards made under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of securities subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

          SECTION 4. Eligibility. Officers and other employees of the Corporation or its Subsidiaries are eligible to be granted awards under the Plan. Directors who are not employees of the Corporation or a Subsidiary are eligible to be granted awards under the Plan, but are not eligible to be granted Incentive Stock Options.

          SECTION 5. Stock Options. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

          The Committee shall have the authority to grant any optionee eligible under Section 4, Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

          Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

          Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

               (a) Option Price. The exercise price per share of Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee; provided, however, that if the Board or the Committee has determined to comply with the rules and regulations under Section 162(m) of the Code, the exercise price for any individual who is or (as of the time of grant) can be reasonably anticipated to be subject to the provisions of
Section 162(m) of the Code shall not be less than the Fair Market Value at the time of grant. The exercise price per share of Stock purchasable under an Incentive Stock Option shall be 100% of the Fair Market Value of the Stock on the date of the grant. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Subsidiary, shall have an exercise price per share of not less than 110% of Fair Market Value per share on the date of the grant.

               (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. However, any Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

               (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as otherwise provided herein, unless otherwise determined by the Committee at grant, no Stock Option granted to a person who is subject to Section 16 of the Exchange Act (a "Section 16 person") shall be exercisable during the six-month period following the date of the grant of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

               (d) Method of Exercise. Subject to the exercise provisions under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of a Stock Option may be made in the form of unrestricted Stock based on the Fair Market Value of the Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Option is granted.

          The Committee, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of a Stock Option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock based on the Fair Market Value of the Stock on the date the Option is exercised (computed without regard to the restrictions applicable to the Restricted Stock); provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of Restricted Stock may be authorized only at the time the Option is granted.
If such payment is permitted, then Stock received upon the exercise of the Option may be subject to the same forfeiture restrictions as the Restricted Stock used to make the payment, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

          No shares of Stock shall be issued upon exercise of an Option until full payment therefor has been made. An optionee shall generally have the right to dividends and other rights of a shareholder with respect to shares of Stock subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a) hereof.

               (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or, in the event of his Disability, by his personal representative.

               (f) Termination by Reason of Death. Subject to Section 5(j), if an optionee's service with the Corporation or any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of expiring (1) at such time as may be specified by the Committee at or after the time of grant, or (2) if not specified by the Committee, then one year from the date of death, or (3) if sooner than the applicable period specified under (1) or (2) above, then upon the expiration of the stated term of such Stock Option.

               (g)  Termination by Reason of Disability.  Subject to
Section 5(j), if an optionee's service with the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (1) at such time as may be specified by the Committee at or after the time of grant, or (2) if not specified by the Committee, then six months from the date of termination of service, or (3) if sooner than the applicable period specified under (1) or (2) above, then upon the expiration of the stated term of such Stock Option; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death (or such other period as may be specified by the Committee) or until the expiration of the stated term of such Stock Option, whichever period is shorter.

               (h)  Termination by Reason of Retirement.  Subject to
Section 5(j), if an optionee's service with the Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (1) at such time as may be specified by the Committee at or after the time of grant, or (2) if not specified by the Committee, then thirty (30) days from the date of termination of service, or (3) if sooner than the applicable period specified under (1) or (2) above, then upon the expiration of the stated term of such Stock Option.

               (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's service with the Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall be exercisable by the optionee for a period expiring (1) at such time as may be specified by the Committee at or after the time of grant, or (2) if not specified by the Committee, then on the date of termination of service in the event the termination occurred for Cause or 30 days from the date of termination of service if the termination occurred for any reason other than death, Disability, Retirement or Cause, or (3) if sooner than the applicable period specified under (1) or (2) above, then upon the expiration of the stated term of such Stock Option.

               (j) Change of Control. In the event of a Change of Control, the Committee may, in its sole discretion, cause all outstanding Stock Options to immediately become fully exercisable.

               (k) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other plan of the Corporation or any Subsidiary shall not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options shall be taken into account in the order granted.

          To the extent (if any) permitted under Section 422 of the Code without causing an Incentive Stock Option to lose its status as such or to be deemed to be a new Incentive Stock Option under the modification rules of
Section 424(h) of the Code, and subject to any restrictions imposed by the Committee, if (i) a participant's service with the Corporation is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such Option that is exercisable as an "incentive stock option" during such post-termination period under Section 422 after taking the $100,000 limitation into account, such post-termination period of exercisability shall automatically be extended (but not beyond the original Option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option without violating the $100,000 limitation.

               (l) Cash-out of Option; Settlement of Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to terminate all or part of the portion of the Option(s) proposed to be exercised provided that the Corporation pays the optionee an amount in cash equal to the excess of the Fair Market Value of the Stock otherwise issuable over the Option price (the "Spread Value") on the effective date of such cash-out.

          In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued upon exercise of an Option take the form of Restricted Stock. For this purpose, such Restricted Stock shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

               (m) Cashless Exercise. To the extent permitted under the Rules, and with the consent of the Committee, the Corporation agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

          SECTION 6.     Stock Appreciation Rights.

               (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan and, subject to Section 5(e) hereof, shall be transferable only upon transfer of the related Stock Option. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

          A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b) of the Plan, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b) of the Plan. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

               (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in its sole discretion, including the following:

                    (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to Section 16 persons subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term.

                    (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                    (iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                    (iv) A Stock Appreciation Right granted in connection with a Stock Option may be exercised only if and when the market price of the Stock subject to the Stock Option exceeds the exercise price of such Stock Option.

          SECTION 7.     Restricted Stock.

               (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

          The Committee may condition the vesting of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion, at the time of the award.

          The provisions of Restricted Stock awards need not be the same with respect to each recipient.

               (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award. The purchase price for shares of Restricted Stock may be zero.

          Each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Intelligent Electronics, Inc. 1995 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Intelligent Electronics, Inc. Copies of such Plan and Agreement are on file in the principal corporate offices of Intelligent Electronics, Inc."

          The Committee shall require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered to the Corporation a stock power, endorsed in blank, relating to the Stock covered by such award.

               (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                    (i) During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. The Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                    (ii) Except as provided in this paragraph (ii) and
Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock to the extent shares are available under Section 3 of the Plan.

                    (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a Participant's service with the Corporation for reasons other than death or Disability during the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant. Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion. Upon the death or Disability of a Participant during the Restriction Period, restrictions will lapse with respect to a percentage of the Restricted Stock award granted to the Participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such Disability commenced (as determined by the Committee in its sole discretion), and a stock certificate or stock certificates representing such shares of Stock shall be issued and delivered to the Participant or the Participant's estate, as the case may be.

                    (iv) In the event of hardship or other special circumstances of a Participant whose service with the Corporation is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

                    (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be promptly delivered by the Corporation to the Participant.

                    (vi) In the event of a Change of Control, the Committee in its sole discretion, cause all Restricted Stock remaining subject to forfeiture to immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Stock to be issued and delivered to the Participant.

          SECTION 8.     Long Term Performance Awards.

               (a) Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. Prior to award of a Long Term Performance Award, the Committee shall determine the nature, length and starting date of the performance period (the "performance period") for each Long Term Performance Award, which shall be at least two years (subject to Section 11 below). Performance periods may overlap and Participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different performance periods and/or different performance factors and criteria. Prior to award of a Long Term Performance Award, the Committee shall determine the performance objectives to be used in valuing Long Term Performance Awards and determine the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity, as approved by the Shareholders of the Corporation. If the Board or the Committee has determined to comply with the rules and regulations under Section 162(m) of the Code, the Committee shall determine, in its sole discretion, the extent to which the performance objectives for any Long Term Performance Award should be disclosed to and approved by the shareholders of the Corporation and otherwise comply with such rules and regulations.

          At the beginning of each performance period, the Committee shall determine for each Long Term Performance Award subject to such performance period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the performance period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met; provided, however, that no Participant shall be awarded a Long Term Performance Award with a dollar value in excess of One Million Dollars ($1,000,000) for the performance period to which the Long Term Performance Award relates. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

               (b) Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

               (c) Termination of Service. Unless otherwise provided in the applicable award agreement(s), if a Participant terminates service with the Corporation during a performance period because of death, Disability or Retirement, such Participant (or his estate) shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable performance period:

                    (i) based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such performance period ending on the date of termination and the performance of the applicable business unit(s) for the entire performance period, and

                    (ii) pro-rated, where deemed appropriate by the Committee, for the portion of the performance period during which the Participant was employed by the Corporation, all as determined by the Committee, in its sole discretion.

          However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate, in its sole discretion.

          Except as otherwise determined by the Committee, if a Participant terminates service with the Corporation during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such performance period, unless the Committee shall otherwise determine, in its sole discretion.

          In the event of a Change of Control, the Committee may, in its sole discretion, cause all conditions applicable to a Long Term Performance Award to immediately terminate and a stock certificate or stock certificates representing shares of Stock subject to such award, or cash, as the case may be, to be issued and/or delivered to the Participant.

               (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis, together with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan, subject to Section 3(c). Prior to any payment, the Committee shall certify that all of the performance goals or other material terms of the award have been met.

          SECTION 9.     Performance Shares.

               (a) Awards and Administration. The Committee shall determine the persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any such person, the duration of the period (the "performance period") during which, and the conditions under which, receipt of the shares of Stock will be deferred, and the other terms and conditions of the award in addition to those set forth below.

          The Committee may condition the receipt of shares of Stock pursuant to a Performance Share award upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

          The provisions of Performance Share awards need not be the same with respect to each Participant, and such awards to individual Participants need not be the same in subsequent years.

               (b) Terms and Conditions. Performance Shares awarded pursuant to this Section 9 shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

                    (i) Conditions. The Committee, in its sole discretion, shall specify the performance period during which, and the conditions under which, the receipt of shares of Stock covered by the Performance Share award will be deferred.

                    (ii) Stock Certificate. At the expiration of the performance period, if the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied, a stock certificate or stock certificates representing the number of shares of Stock covered by the Performance Share award shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Stock, or to have the rights of a holder of Stock, with respect to the Performance Shares unless and until a stock certificate or stock certificates representing such shares of Stock are issued to such Participant.

                    (iii) Death, Disability or Retirement. Subject to the provisions of the Plan, if a Participant terminates service with the Corporation during a performance period because of death, Disability or Retirement, such Participant (or his estate) shall be entitled to receive, at the expiration of the performance period, a percentage of Performance Shares that is equal to the percentage of the performance period that had elapsed as of the date of termination, provided that the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied. In such event, a stock certificate or stock certificates representing such shares of Stock shall be issued and delivered to the Participant or the Participant's estate, as the case may be.

                    (iv) Termination of Service. Unless otherwise determined by the Committee at the time of grant, the Performance Shares will be forfeited upon a termination of service during the performance period for any reason other than death, Disability or Retirement.

                    (v) Change of Control. In the event of a Change of Control, the Committee may, in its sole discretion, cause all conditions applicable to the Performance Shares to immediately terminate and a stock certificate or stock certificates representing shares of Stock subject to the Stock award to be issued and delivered to the Participant.

          SECTION 10.    Performance Units.

               (a) Awards and Administration. The Committee shall determine the persons to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any such person, the duration of the period (the "performance period") during which, and the conditions under which, a Participant's right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Performance Units, and the other terms and conditions of the award in addition to those set forth below.

          A Performance Unit shall have a fixed dollar value.

          The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

          The provisions of Performance Unit awards need not be the same with respect to each Participant, and such awards to individual Participants need not be the same in subsequent years.

               to this Section 10 shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

                    (i) Conditions. The Committee, in its sole discretion, shall specify the performance period during which, and the conditions under which, the Participant's right to Performance Units will be vested.

                    (ii) Vesting. At the expiration of the performance period, the Committee, in its sole discretion, shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

                    (iii) Death, Disability or Retirement. Subject to the provisions of this Plan, if a Participant terminates service with the Corporation during a performance period because of death, Disability or Retirement, such Participant (or the Participant's estate) shall be entitled to receive, at the expiration of the performance period, a percentage of Performance Units that is equal to the percentage of the performance period that had elapsed as of the date of termination, provided that the Committee, in its sole discretion, determines that the conditions specified in the Performance Unit agreement have been satisfied, and payment thereof shall be made to the Participant or the Participant's estate, as the case may be.

                    (iv) Termination of Service. Unless otherwise determined by the Committee at the time of grant, the Performance Units will be forfeited upon a termination of service during the performance period for any reason other than death, Disability or Retirement.

                    (v) Change of Control. In the event of a Change of Control, the Committee may, in its sole discretion, cause all conditions applicable to Performance Units to immediately terminate and cash representing the full amount of such award to be paid to the Participant.

          SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to a Stock Option, Stock Appreciation Right, Restricted Stock, Long Term Performance Award, Performance Share or Performance Unit which has been granted under the Plan, without the Participant's consent, or which, without the approval of the Corporation's shareholders, would:

               (a) except as expressly provided in the Plan, increase the total number of shares of Stock reserved for the purposes of the Plan;

               (b) change the persons or class of persons eligible to participate in the Plan; or

               (c) extend the maximum Option term under Section 5(b) of the Plan.

          The Committee may substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher exercise prices.

          Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments. Notwithstanding the foregoing, no amendment to the Plan may be made by the Board without the approval of the Corporation's shareholders if such approval would be required under the Rules in order to ensure that transactions effected under the Plan are eligible for the benefit of Rule 16b-3.

          SECTION 12. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Corporation, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of Stock or with respect to awards hereunder.

          SECTION 13.    General Provisions.

               (a) The Committee may require each person acquiring Stock or a Stock based award under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the Stock or Stock based award for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate to ensure compliance with applicable Federal and state securities laws. The certificate evidencing such award and any securities issued pursuant thereto may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

               All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Stock is then listed, and any other applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

               (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

               (c) The adoption of the Plan shall not confer upon any employee of the Corporation or a Subsidiary any right to continued employment with the Corporation or such Subsidiary, nor shall it interfere in any way with the right of the Corporation or such Subsidiary to terminate the employment of any of its employees at any time.

               (d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

               (e) At the time of grant of an award under the Plan, the Committee may provide that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Corporation any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

               (f) The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under
Section 3 of the Plan for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

               (g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

               (h) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          SECTION 14. Effective Date of Plan. The Plan shall be effective on the date it is approved by the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote on the Plan at a meeting of shareholders; provided, however, that if the Plan is not so approved, it shall become null and void.

          SECTION 15. Term of Plan. No Stock Option, Stock Appreciation Right, Restricted Stock, Long Term Performance Award, Performance Share or Performance Unit shall be granted pursuant to the Plan on or after the tenth
(10th) anniversary of the date of shareholder approval of the Plan, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.

                                                                 Exhibit 4.2

                       INTELLIGENT ELECTRONICS, INC.
                     1995 EMPLOYEE STOCK PURCHASE PLAN
                     ---------------------------------

          1.   Purpose.
               -------
          The Intelligent Electronics, Inc. 1995 Employee Stock Purchase Plan (the "Plan") is designed to provide all eligible employees of Intelligent Electronics, Inc., a Pennsylvania corporation (the "Company"), and its subsidiaries, an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.   Definitions.
               -----------
               a. "Board" means the Board of Directors of the Company, as constituted from time to time.

               b. "Committee" means the members of the Board's Compensation and Stock Option Committee, as constituted from time to time, or such other committee of the Board as shall have been designated to administer this Plan and which has at least two members.

               c. "Company" means Intelligent Electronics, Inc., a Pennsylvania Corporation, and any successor in interest to the business of the Company that agrees to adopt and maintain the Plan.

               d. "Compensation" means the Participant's total paid earnings from the Employer for the Plan Year, prior to adjustment for salary reduction contributions to a plan described in Code Section 401(k) or to a plan described in Code Section 125, excluding any portion of such earnings which represents bonus payments or awards, taxable fringe benefits (such as club dues, excess life insurance benefits, personal use of automobiles, or educational reimbursement), incentive awards or commissions.

               e. "Employer" means the Company and each of its wholly-owned subsidiaries, and any other corporation so designated by the Board, 50% or more of the voting stock of which is owned directly or indirectly by the Company.

               f. "Employee" means any person whose wages and other salary is required to be reported by the Company on Internal Revenue Service Form W-2 for federal income tax purposes; provided, however, that the term "Employee" shall not include any such person who is (i) customarily employed for not more than 20 hours per week by an Employer, (ii) customarily employed by an Employer for not more than 5 months in any calendar year, or (iii) an executive officer or director of the Company.

               g. "Leave of Absence" means an absence from active employment (not involving a retirement, quit, discharge, resignation or layoff) which is not due to an authorized vacation, and shall include an absence due to illness, compensable or non-compensable injury, personal emergency, or approved personal leave of absence.

               h. "Market Price" means, as of any date: (1) the closing price of the Common Stock as reported on the principal nationally recognized stock exchange on which the Common Stock is traded on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; or (2) if the Common Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Common Stock as reported by The Nasdaq Stock Market on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; or (3) if the Common Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, then the "Market Price" shall be determined by the Board acting in its discretion, in accordance with the standards set forth in Treasury Regulation Section 1.421-4(d)(7).

               i. "Offering" means each offer of Shares during an Offering Period pursuant to this Plan.

               j. "Offering Commencement Date" means July 1, 1995 (or such later date as may be determined by the Committee or the Board) and each subsequent January 1 and July 1.

               k. "Offering Period" means each six-month period ending on June 30 and December 31.

               l. "Option Price" means, with respect to a particular Offering Period, an amount equal to Price Percentage of the Market Price determined on the following dates, whichever date yields the lower Market
Price: (i) the first date of the Offering Period or (ii) the Purchase Date falling at the end of the Offering Period.

               m. "Participant" means an Employee who has agreed to participate in an Offering and who has met the requirements of paragraphs 3, 4, & 8.

               n. "Plan" means this Employee Stock Purchase Plan, as in effect from time to time.

               o.   "Plan Year" means a calendar year.

               p. "Price Percentage" means that percentage determined by the Committee or the Board from time to time; provided, however, that the Price Percentage shall be at least 85%, and further provided, that any change in the Price Percentage shall take effect no sooner than the next Offering Commencement Date following the change. Unless and until changed by the Committee or the Board, the Price Percentage shall be 90%.

               q. "Purchase Dates" means the dates on which options under the Plan are exercised, being December 31, 1995 with respect to the 1995 Plan Year to the extent an Offering is made during the 1995 Plan Year, and the June 30 and December 31 of each successive Plan Year to the extent subsequent Offerings are made under the Plan.

               r.   "Shares" means the shares of the Company's Common Stock.

          3.   Eligibility.
               -----------
               a. Each Employee will be eligible to participate in the Plan commencing on any Offering Commencement Date, provided such Employee has completed 180 days of service as of such entry date.

               b. For purposes of participation in the Plan, a person on authorized Leave of Absence will be deemed to be an Employee for the first 90 days of such authorized Leave of Absence and such Employee's employment will be deemed to have terminated at the close of business on the 90th day of such Leave of Absence unless such Employee has returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's authorized Leave of Absence, other than termination of such authorized Leave of Absence on return to full-time or part-time employment, will terminate an Employee's employment for all purposes of the Plan and will terminate such Employee's participation in the Plan and right to exercise any option. The Company will pay to the Participant any balance in his account without interest within 30 days after the date of termination. Notwithstanding the foregoing, an Employee who is absent by reason of a leave under the provisions of the Family and Medical Leave Act (FMLA Leave), or who ceases to become an Employee because of a reduction in hours caused by an intermittent FMLA Leave, shall continue to be a Participant throughout the FMLA Leave, and shall terminate participation only if the Employee does not return to work or resume Employee status at the expiration of the FMLA Leave.

               c. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option:

                    (1) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or

                    (2) which permits such Employee to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 in fair market value of the Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

          4.   Commencement of Participation.
               -----------------------------
               a. An Employee shall become a Participant in the Plan by completing an authorization for a payroll deduction on a form provided by the Company and filing it with the Company official designated by the Committee (the "Administrator"). Such Employee's participation will commence on the next Offering Commencement Date which is at least 30 days following the date the form is received by the Administrator. Payroll deductions for a Participant for each Offering in which the Participant elects to participate will commence as of the first day of the first payroll period that includes the Offering Commencement Date and will end on the last day of the payroll period that includes a Purchase Date, unless sooner terminated by the Participant as provided in paragraph 9.

          5.   Offerings.
               ---------
          The Company will make the Offerings to Employees to purchase Shares under this Plan, during which the amounts received as Compensation by an Employee will constitute the measure of such Employee's participation in the Offering.

          6.   Payroll Deductions.
               ------------------
               a. At the time an Employee files an authorization for payroll deduction, that Employee will elect to have deductions made from his pay on paydays during the Offering Period expressed either as a dollar amount or as a whole percentage of his Compensation that, in either case, (1) does not exceed the lesser of $10,000 per Plan Year or 10% of his Compensation at the beginning of such Offering Period, and (2) is at least $10.00 per pay period. The dollar amount and percentage indicated in clause (1) of the preceding sentence may be changed from time to time by the Committee or the Board.

               b. All payroll deductions made for a Participant will be credited to such Participant's account under the Plan. A Participant may not make separate cash payments into such account.

               c. Participants may not change the amount authorized to be deducted from their Compensation during any Offering Period, except by withdrawal as provided in paragraph 9.

          7.   Granting of Option.
               ------------------
          Each Participant participating in any Offering under this Plan will automatically be granted an option, on the Commencement Date of each Offering Period, for as many whole Shares as the Participant may be entitled to purchase with the payroll deductions credited to the Participant's account during such Offering Period as determined in accordance with Paragraph 8.

          8.   Exercise of Option.
               ------------------
               a. Subject to the limitations described in the remainder of this paragraph 8(a), a Participant will be deemed to have exercised on a Purchase Date such Participant's option to purchase a number of full Shares determined by dividing the amount in each Participant's account by the Option Price and rounding down to the nearest whole number. On such Purchase Date, each Participant's account will be debited by the amount of the purchase. Notwithstanding any provision to the contrary contained herein, in no event will all Participants with respect to any Plan Year be permitted to exercise options exceeding an aggregate of 150,000 Shares (as such number may be adjusted from time to time by the Board to give effect to the types of transactions described in paragraph 14) with respect to any such Plan Year. If the number of Shares related to options to be exercised in any Plan Year exceeds 150,000, then the number of shares with respect to which each Participant will be deemed to have exercised will be reduced on a prorated basis so that the total number of shares for which all Participants will be deemed to have exercised options will approximate as closely as possible, but will not exceed, 150,000. No fractional Shares will be issued under the Plan.

               b. Participation or failure to participate in an Offering will not bar an Employee from participating in any subsequent Offering. Payroll deductions may be made under each Offering to the extent authorized by the Employee, subject to the maximum and minimum limitations imposed by this Plan. Any unused balance in a Participant's account at a Purchase Date after the exercise of options will be refunded as soon as is practicable, unless such Employee authorizes payroll deductions for the next Offering in which case the remaining balance will become the Employee's beginning balance.

          9.   Withdrawal.
               ----------
               a. A Participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Administrator not less than fifteen (15) business days before the next Purchase Date. The Company will pay to the Participant the balance in his account within fifteen (15) days after receipt of his notice of withdrawal, and no further payroll deductions will be made for that Participant during that Offering.

               b. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Offerings.

               c. If a Participant retires during an Offering, no payroll deduction will be made from any Compensation owing to him at the time of his retirement and the balance in his account will be paid to him or, at his election, be used to purchase Shares as provided in paragraph 8. If a Participant's employment is terminated for any reason other than death, or if a Participant becomes an executive officer or director of the Company, no payroll deduction will be made from any Compensation owing to him at or after the time of such termination or the time the Participant becomes an executive officer or director of the Company, respectively, and the Company will pay to the Participant the balance, if any, in his account within 30 days after termination of employment or participation.

               d. If a Participant dies, the Company will pay the balance in his account in the same manner as Participant's last paycheck.

          10.  Interest.
               --------
          No interest will be credited to any Participant's account regardless of whether the funds therein are used to exercise options or are withdrawn, except as otherwise provided by Paragraph 17.

          11.  Shares.
               ------
               a. The Shares to be sold to Participants under this Plan may be either authorized and unissued shares of Common Stock, treasury shares or shares of Common Stock purchased from shareholders of the Company, as determined by the Committee or the Board from time to time. The maximum number of shares available for sale under this Plan for all Offerings will be 500,000, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14.

               b. None of the rights or privileges of a shareholder of the Company will exist with respect to shares purchased under this Plan unless and until certificates representing such shares have been issued and delivered.

               c. Shares to be delivered to a Participant under this Plan will be registered in the name of the Employee, or if so directed by written notice to the Company prior to the Offering Commencement Date of the pertinent Offering, in the names of the Employee and one other person as joint tenant, with right of survivorship as such Employee may designate, to the extent permitted by applicable law, or in the name of a registered broker-dealer.

          12.  Administration.
               --------------
          The Plan shall be administered by the Committee. No member of the Committee will be eligible to purchase Shares under the Plan. The Committee will be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. If no Committee is so designated, the Board shall administer the Plan. Any decision or action permitted hereunder to be made by the Committee may instead be made by the Board.

          13.  Transferability.
               ---------------
          Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 9.

          14.  Changes in Capitalization.
               -------------------------
          If any option under this Plan is exercised subsequent to any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like, occurring after such option has been granted, as a result of which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes, the number of shares to which such option will be applicable and the Option Price for such shares will be appropriately adjusted by the Committee.

          15.  Use of Funds.
               ------------
          All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate any payroll deduction.

          16.  Amendment or Termination.
               ------------------------
          The Board has complete power and authority to terminate, suspend or amend the Plan; except, however, that the Board cannot, without the approval of the shareholders of the Company (i) increase the maximum number of shares that may be issued under any Offering (except pursuant to paragraph 14); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan; or (iii) permit the members of the Committee if designated, to purchase Shares under the Plan. No termination, suspension or amendment of the Plan may without the consent of an Employee then having an option under the Plan to purchase Shares, adversely affect the rights of such Employee under such option.

          17.  Effective Date.
               --------------
          The Plan will become effective as of July 1, 1995, subject to approval of the Plan by the holders of the majority of the shares of Common Stock present and represented at a special or annual meeting of the shareholders held on or before June 30, 1996. If such shareholder approval is not received on or before June 30, 1996, all monies held in the accounts of Participants will be refunded to the Participants, with interest.

          18.  No Employment Rights.
               --------------------
          The Plan does not, directly or indirectly, create any right for any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it will not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

          19.  Effect of Plan.
               --------------
          The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

          20.  Governing Law.
               -------------
          The law of the Commonwealth of Pennsylvania will govern all matters relating to this Plan.